Exhibit 99.1

Press Release

Media Contact:

Eric DeRitis, (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRELIMINARY FINANCIAL INFORMATION FOR FISCAL

FIRST QUARTER 2017

•	Company ships record exabyte capacity with average capacity per drive up 46% year-over-year

CUPERTINO, CA — October 11, 2016 — Seagate Technology plc (the “Company”) today announced selected preliminary financial information for its fiscal first quarter 2017, which ended on September 30, 2016. Seagate expects to report revenue of approximately $2.8 billion, and GAAP and non-GAAP gross margin of approximately 29%. The Company expects to report HDD exabyte shipments of approximately 67 exabytes, reflecting unit shipments of approximately 39 million and average capacity per drive of 1.7 terabytes.

These preliminary results compare to the Company’s previous forecast for fiscal first quarter 2017 revenue of at least $2.7 billion and non-GAAP gross margin of at least 27%. The strength in the Company’s revenue and gross margin for the quarter was driven primarily by better than expected demand for the Company’s high capacity enterprise HDD product portfolio. Previously announced cost containment measures and restructuring actions continue to progress as planned. GAAP and Non-GAAP operating expenses for the September quarter are expected to be approximately $580 million and $470 million respectively, increasing sequentially from the June quarter primarily due to higher variable compensation related to better financial performance. The Company ended the quarter with approximately $1.5 billion in cash and cash equivalents.

“This quarter we returned to our long-term targeted margin profitability and operating income ranges and generated significant cash flow from operations,” said Steve Luczo, Chairman and Chief Executive Officer. “Our strong results reflect persistent growth and demand for cloud-based storage exabyte capacity and our new high capacity HDD products are gaining traction in the marketplace. At the same time, we are refreshing our full HDD product portfolio with cost optimized products and our organization continues to execute our company-wide restructuring and cost containment activities.

With the ever-growing demand for HDD storage capacity and our focus on providing the most comprehensive product portfolio with leading technology, Seagate should continue to deliver solid financial performance and strong shareholder return for the years to come.”

Conference Call Details for Fiscal First Quarter 2017 Financial Results

Seagate will report its fiscal first quarter 2017 financial results before the market opens on Wednesday, October 19, 2016. The investment community conference call to discuss these results will take place that day at 6:00 a.m. Pacific/9:00 a.m. Eastern Time. The live event can be accessed online at Seagate’s Investor Relations website at www.seagate.com/investors.

An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 30, 2016 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; our ability to comply with certain covenants in our credit facilities with respect to financial ratios and financial condition tests ; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 5, 2016, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

For the Three Months Ended September 30, 2016
Reconciliation of Preliminary GAAP Gross Margin:
Preliminary GAAP Gross Margin	29%
Non-GAAP adjustments:	0%

Preliminary non-GAAP Gross Margin	29%

			For the Three Months Ended September 30, 2016 (in millions)
Reconciliation of Preliminary Operating Expense:
Preliminary GAAP Operating Expense			$580
Non-GAAP adjustments:
Marketing and administrative	(A	)	1
Amortization of intangibles	(B	)	(27)
Restructuring and other, net	(C	)	(84)

Preliminary non-GAAP Operating Expense:			$470

(A) Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to reflect the impact of our disposed data services business

(B) Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

(C) Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to reductions in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business.